Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Applied Graphics Technologies, Inc. on Form S-8 (File No. 333-25059) of our report dated March 8, 1996, on our audit of the combined statements of operations, cash flows and changes in owners' equity (deficit) of the
Predecessor Group to Applied Graphics Technologies, Inc. for the year ended December 31, 1995, which report is included in this Annual Report on Form 10-K.

                                        Coopers & Lybrand L.L.P.
New York, New York
March 23, 1998